EXHIBIT 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Registration Statement (No. 333-136955) on Form S-8 of American TonerServ Corp. of our report dated March 28, 2008 relating to our audit of the financial statements, which appear in this Annual Report on Form 10-KSB of American TonerServ Corp. for the year ended December 31, 2007.


                             /s/ Perry-Smith LLP


Sacramento, California
March 28, 2008